PRIVATE AND CONFIDENTIAL

Shanghai Chengtong Precision Strip Co., Ltd.
(上海诚通精密带钢有限公司)
123 Laodong Road
Xuhang Town, Jiading District
Shanghai, P.R.China

December 28th, 2004

Amendment No. 1

Dear Sirs,

We refer to the Letter of Offer dated October 14th, 2004 (the "**Letter of Offer**"), WHEREBY Raiffeisen Zentralbank Oesterreich AG (RZB Austria), Beijing Branch (the "**Bank**") and Shanghai Chengtong Precision Strip Co., Ltd., with its registered office at 123 Laodong Road, Xuhang Town, Jiading District, Shanghai, P.R.China (the "**Borrower**") agreed on a committed revolving working capital facility (the "**Facility**") up to USD 2,000,000.00.

Terms defined in the Letter of Offer shall have the same meaning in this Amendment.

NOW it is agreed:

The Facility amount shall be increased by USD 6,000,000.00 to USD 8,000,000.00 (United States Dollars Eight Million Only).

The stamp duty of 0.005% of the increased amount of USD 6,000,000.00 (USD 300.00) is for the Borrower's account and shall be paid within 30 days after signing of this Amendment.

All other terms and conditions remain unchanged.

奥地利中央合作银行股份有限公司 北京分行
[illegible] 200室 · 邮政编码: 100020
[illegible] (+86 10) 65323388 · [illegible] (+86 10) 65325926

Raiffeisen Zentralbank Österreich AG Beijing Branch
200 Beijing International Club · 21 Jianguomenwai Dajie · Beijing 100020
P.R.China · Tel. (+86.10) 65323388 · Fax: (+86 10) 65325926

Yours faithfully,

RZB Austria Beijing Branch

Andreas WERNER
General Manager

Kinmao LEE
Deputy General Manager

Accepted and agreed for and on behalf of

Shanghai Chengtong Precision Strip Co., Ltd.

Director
Date

Director

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